   As filed with the Securities and Exchange Commission on December 4, 1998.
                                                      Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             --------------------
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             --------------------
                            VINTAGE PETROLEUM, INC.
            (Exact name of registrant as specified in its charter)
                DELAWARE                             73-1182669
     (State or other jurisdiction of    (I.R.S. Employer Identification No.)
      incorporation or organization)

                           4200 ONE WILLIAMS CENTER
                             TULSA, OKLAHOMA 74172
                                (918) 592-0101
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                          CHARLES C. STEPHENSON, JR.
                             CHAIRMAN OF THE BOARD
                           4200 ONE WILLIAMS CENTER
                             TULSA, OKLAHOMA 74172
                                (918) 592-0101
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   COPY TO:
                           ROBERT J. MELGAARD, ESQ.
                               CONNER & WINTERS,
                          A PROFESSIONAL CORPORATION
                            3700 FIRST PLACE TOWER
                              15 EAST 5TH STREET
                          TULSA, OKLAHOMA 74103-4344
                                (918) 586-5711
                             --------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
                             --------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                     PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
  TITLE OF EACH CLASS OF            AMOUNT TO BE      OFFERING PRICE           AGGREGATE          REGISTRATION
SECURITIES TO BE REGISTERED          REGISTERED        PER SHARE(1)        OFFERING PRICE(1)          FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock ($.005 par value)       1,325,000            $9.50              $12,587,500             $3,500
                                       shares
====================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low sales prices reported on the New York Stock Exchange on December 2, 1998.

                             --------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE + + SELLING STOCKHOLDER MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION + + STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED + + EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT + + IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE +
+ OFFER OR SALE IS NOT PERMITTED.                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED DECEMBER 4, 1998


                               1,325,000 SHARES

                            VINTAGE PETROLEUM, INC.

                                 COMMON STOCK

                             --------------------


     Up to 1,325,000 presently outstanding shares of our common stock, par value $.005 per share, may be offered for sale from time to time by one of our stockholders. See "Plan of Distribution." We will not receive any of the proceeds from the sale of these shares.

     Our common stock is traded on the New York Stock Exchange under the symbol "VPI." On December 2, 1998, the last reported sale price of our common stock on the New York Stock Exchange was $9 5/16 per share.



     INVESTING IN THE COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                             --------------------


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                             --------------------



                     PROSPECTUS DATED              , 1998

                               TABLE OF CONTENTS

                                                                  Page
                                                                  ----
     Where You Can Find More Information.........................   2
     Incorporation of Certain Documents By Reference.............   3
     Risk Factors................................................   3
     The Company.................................................   8
     Forward-looking Statements..................................   8
     Use of Proceeds.............................................   9
     Selling Stockholder.........................................   9
     Description of Capital Stock................................  10
          Common Stock...........................................  10
          Preferred Stock........................................  10
          Possible Anti-takeover Provisions......................  11
          Transfer Agent and Registrar...........................  12
     Plan of Distribution........................................  12
     Legal Opinion...............................................  13
     Experts.....................................................  13

                             --------------------


     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SHARES OF COMMON STOCK AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SHARES OF COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE COVER PAGE OF THIS PROSPECTUS.


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed and traded on the New York Stock Exchange. Such reports, proxy statements and other information can also be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York.

     This prospectus, which constitutes a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, omits certain of the information set forth in the registration statement. Accordingly, you should refer to the registration statement and its exhibits for further information with respect to us and our common stock. Copies of the registration statement and its exhibits are on file at the offices of the SEC. Furthermore, statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of such document filed as an exhibit to the registration statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholder sells all of the shares offered by this prospectus.

     .    Annual Report on Form 10-K for the year ended December 31, 1997;
     . Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998;
     .    Current Report on Form 8-K dated August 18, 1998; and
     . The description of our common stock contained in our registration statement on Form 8-A, dated July 18, 1990, including any amendment or report filed before or after the date of this prospectus for the purpose of updating such description.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

          William C. Barnes, Secretary
          Vintage Petroleum, Inc.
          4200 One Williams Center
          Tulsa, Oklahoma 74172
          (918) 592-0101


                                 RISK FACTORS

     BEFORE YOU BUY ANY SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION IN THIS PROSPECTUS AND THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE, BEFORE YOU DECIDE TO ACQUIRE ANY SHARES.

INDUSTRY CONDITIONS IMPACT OUR OPERATING RESULTS

     Our revenues, operating results, cash flow and future rate of growth are substantially dependent upon prevailing prices for oil and gas. Historically, oil and gas prices and markets have been volatile, and they are likely to continue to be volatile in the future. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in the supply of and demand for oil and gas, market uncertainty and a variety of additional factors that are beyond our control, including:

     .    political conditions in oil producing regions, including the Middle
          East;
     .    the domestic and foreign supply of oil and gas;
     .    the level of consumer demand;
     .    weather conditions;
     .    domestic and foreign government regulations;
     .    the price and availability of alternative fuels; and
     .    overall economic conditions.

     In addition, various factors may adversely affect our ability to market our oil and gas production, including:

     . the capacity and availability of oil and gas gathering systems and pipelines;
     . the effect of federal and state regulation of production and transportation;
     .    general economic conditions;
     .    changes in supply due to drilling by other producers;
     .    the availability of drilling rigs; and
     .    changes in demand.

SUBSTANTIAL LEVERAGE; ADDITIONAL BORROWINGS AVAILABLE; ABILITY TO SERVICE DEBT

     We currently have a significant amount of indebtedness. At September 30, 1998, we had a long-term debt to total capitalization ratio of 64%. We may be able to incur substantial additional indebtedness in the future. The terms of the indentures governing our 9% Senior Subordinated Notes Due 2005 and 8 5/8% Senior Subordinated Notes Due 2009 permit us to incur additional indebtedness, and we have significant borrowing capacity under our revolving bank credit facility.

     Our ability to meet our debt service obligations and reduce total indebtedness will be dependent not only upon our future drilling and production performance, but also on oil and gas prices, general economic conditions and financial, business and other factors affecting our operations, many of which are beyond our control. Our historical focus has been and is expected to continue to be the acquisition, exploitation and development of producing oil and gas properties and exploration of properties for oil and gas. Each of these activities requires substantial capital. We may finance such capital expenditures in the future through the incurrence of additional indebtedness.

     Our significant indebtedness could have important consequences to you. For example:

     . our ability to obtain any necessary financing in the future for working capital, capital expenditures, acquisitions, debt service requirements or other purposes may be limited;
     . a portion of our cash flow from operations must be dedicated to the payment of interest on our indebtedness and will not be available for other purposes;
     . our level of indebtedness could limit our flexibility in planning for, or reacting to changes in, our business;
     . we are more highly leveraged than some of our competitors, which may place us at a competitive disadvantage;
     . our level of indebtedness may make us more vulnerable during periods of low oil and gas prices or in the event of a downturn in our business; and
     . the terms of certain of our indebtedness permit our creditors to accelerate payments upon certain conditions, certain events of default or a change in control of us (see "--Uncertainties in Estimating Reserves and Future Net Revenues; Impairment of Oil and Gas Assets").

RELIANCE ON DEVELOPMENT OF ADDITIONAL RESERVES; RISKS OF ACQUISITIONS

     Our future performance depends upon our ability to find or acquire additional oil and gas reserves that are economically recoverable. Unless we successfully replace the reserves that we produce, our reserves will decline, resulting eventually in a decrease in oil and gas production and lower revenues and cash flow from operations.

     We expect to continue to focus, as we have done in the past, on acquiring producing oil and gas properties to replace reserves. Although we perform a review of the acquired properties that we believe is consistent with industry practice, such reviews are inherently incomplete. In general, it is not feasible to review in-depth each individual property being acquired. Ordinarily, we focus our review efforts on the higher-valued properties and sample the remainder. However, even an in-depth review of all properties and records may not necessarily reveal existing or potential problems nor will it permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. Inspections may not always be performed on each well included in an acquisition, and environmental problems, such as ground water contamination, are not necessarily observable even when an inspection is performed.

     Competition for the acquisition of producing oil and gas properties is intense and many of our competitors have financial and other resources substantially in excess of those available to us. Therefore, no assurance can be given that we will be able to acquire producing oil and gas properties that contain economically recoverable reserves or that we will make such acquisitions at acceptable prices.

     We are continually identifying and evaluating acquisition opportunities, including acquisitions that would be significantly larger than those consummated to date by us. There can be no assurance, however, that any such acquisitions will be successfully consummated by us or, if consummated, that the acquisition will be profitably integrated into our operations.

     We historically have succeeded in replacing reserves through exploitation, development and exploration. We have conducted such activities on our existing oil and gas properties as well as on newly acquired properties. However, no assurance can be given that we will continue to replace reserves from such activities at acceptable costs. In addition, exploitation, development and exploration involve numerous risks, including depositional or trapping uncertainties or other conditions that may result in dry holes, the failure to produce oil and gas in commercial quantities and the inability to fully produce discovered reserves.

UNCERTAINTIES IN ESTIMATING RESERVES AND FUTURE NET REVENUES; IMPAIRMENT OF OIL AND GAS ASSETS

     There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of developmental expenditures, including many factors beyond the control of the producer. The reserve data incorporated by reference herein represent only estimates. In addition, the estimates of future net revenues from our proved reserves and the present value thereof are based upon certain assumptions about future production levels, prices and costs that may not prove to be correct over time. The level of future oil and gas production is subject to a number of uncertainties, including the degree to which we are successful in acquiring or developing additional reserves. See "--Reliance on Development of Additional Reserves; Risks of Acquisitions."

     Quantities of proved reserves are estimated based on economic conditions in existence in the period of assessment. The current climate of low crude oil prices could have the impact of shortening the economic lives on certain fields and thus reduce proved property reserve estimates. If such revisions in the estimated quantities of proved reserves occur, it will have the effect of increasing the rates of depreciation, depletion and amortization on the affected properties, thereby decreasing earnings through higher depreciation, depletion and amortization expense. The revisions may also be sufficient to trigger impairment losses on certain properties which would result in a further non-cash charge to earnings. In addition, in this environment our borrowing base under our revolving bank credit facility may be reduced. In the event debt outstanding under our revolving bank credit facility exceeds the amount of the revised borrowing base, we would be required to make a principal repayment to bring the total amount of debt outstanding in compliance with the revised borrowing base. In the past, we have not been required to make a mandatory prepayment under such revolving bank credit facility. However, no assurance can be given that we will not be required to make such a mandatory prepayment in the future.

RISKS OF INTERNATIONAL OPERATIONS

     International investments represent, and are expected to continue to represent, a significant portion of our total assets. We continue to identify and evaluate international investment opportunities.

     Our foreign properties, operations or investments may be adversely affected by a number of factors, including:

     .    local political and economic developments;
     .    exchange controls and currency fluctuations;
     .    royalty and tax increases and retroactive tax claims;
     .    expropriation of our property;
     .    import and export regulations and other foreign laws or policies; and
     . laws and policies of the United States affecting foreign trade, taxation and investment.

     In addition, in the event of a dispute arising from foreign operations, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of the courts in the United States. We may also be hindered or prevented from enforcing our rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity.

RISKS OF HEDGING TRANSACTIONS

     We have previously engaged in oil and gas hedging activities and intend to continue to consider various hedging arrangements to realize commodity prices which we consider favorable. The impact of changes in the market prices for oil and gas on our average realized prices may be reduced from time to time based on the level of our hedging activities. These hedging arrangements may limit our potential gains if the market prices for oil and gas were to rise substantially over the price established by the hedge. In addition, our hedging arrangements expose us to the risk of financial loss in certain circumstances, including instances in which (1) production is less than expected, (2) there is a widening of price differentials between delivery points for our production and the NYMEX reference price, or (3) the counterparties to our hedging arrangements fail to honor their financial commitments.

RISKS RELATING TO A CHANGE OF CONTROL

     Upon the occurrence of certain specific change of control events, the holders of certain of our outstanding senior subordinated indebtedness will have the right to require us, subject to certain conditions, to repurchase all or any part of such holders' indebtedness at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. Our existing senior indebtedness and senior subordinated indebtedness includes, and future indebtedness of ours may include, change of control provisions pursuant to which we would be required to repurchase, or the lender could demand repayment of, upon a change of control, the indebtedness due thereunder. Upon such an occurrence, we would be required to redeem or repay such senior indebtedness before repurchasing such senior subordinated indebtedness. Furthermore, no assurance can be given that we would have sufficient funds available or could obtain the financing required to repurchase such senior subordinated indebtedness. If a change of control occurred and we had inadequate funds or financing available to pay for such senior subordinated indebtedness, an event of default would be triggered under the indentures governing such senior subordinated indebtedness, which could have adverse consequences for us.

OPERATING HAZARDS; UNINSURED RISKS

     Our operations are subject to all of the risks and hazards typically associated with the exploitation, development and exploration for, the production of, and the transportation of oil and gas. Operating risks include but are not limited to fires, explosions, formations with abnormal pressures, blowouts, cratering and oil spills and other natural disasters. Any of such events could result in loss of human life, significant damage to property, environmental pollution, impairment of our operations and substantial losses to us. In accordance with customary industry practice, we maintain insurance against some, but not all, of such risks and losses. The occurrence of such an event not fully covered by insurance could have a material adverse effect on our financial position and results of operations.

GOVERNMENTAL AND ENVIRONMENTAL REGULATIONS COULD ADVERSELY AFFECT OUR BUSINESS

     Our business is subject to certain foreign, federal, state and local laws and regulations relating to the exploration for and development, production and marketing of oil and gas, including environmental and safety matters. Such laws and regulations have generally become more stringent in recent years, often imposing greater liability on a larger number of potentially responsible parties. Such laws and regulations have increased the costs of planning, designing, drilling, installing, operating and abandoning our oil and gas wells and other facilities.

     We have expended significant resources to comply with certain laws and environmental regulations and anticipate that we will continue to do so in the future. Because the requirements imposed by such laws and regulations are frequently changed, we are unable to predict the ultimate cost of compliance with such requirements. There can be no assurance that laws and regulations enacted in the future, including changes to existing laws and regulations, will not adversely affect our business. In addition, because we acquire interests in properties that have been operated in the past by others, we may be liable for environmental damage caused by such former operators.

OIL AND GAS INDUSTRY IS HIGHLY COMPETITIVE

     The oil and gas industry is highly competitive. We compete in the areas of property acquisitions and the development, production and marketing of, and exploration for, oil and natural gas with major oil companies, other independent oil and natural gas concerns and individual producers and operators. We also compete with major and independent oil and natural gas concerns in recruiting and retaining qualified employees. Many of these competitors have substantially greater financial and other resources than us.

PENDING LITIGATION

     We are currently involved in pending litigation in Argentina with respect to the amount of royalties due the Province of Santa Cruz, Argentina, on production from four of our Argentine concessions. At September 30, 1998, the disputed claim totaled approximately $17.3 million (which amount includes interest). The amount of this claim will increase, until resolved, as a result of the continued payment of a lower royalty rate than that claimed to be applicable by the Province of Santa Cruz. We believe that, with respect to our 50 percent interest in two concessions acquired from British Gas, plc, we will be entitled to indemnification by British Gas, plc for any loss sustained by us as a result of this claim. Such indemnification is estimated at approximately $4.6 million at September 30, 1998.

     We are also a named defendant in other lawsuits and are a party in governmental proceedings from time to time arising in the ordinary course of business. While the outcome of such other lawsuits or proceedings against us cannot be predicted with certainty, management does not expect these matters to have a material adverse effect on our financial position or results of operations.

CONTROL BY CERTAIN STOCKHOLDERS

     Our current officers and directors as a group own approximately 31% of our outstanding common stock. Consequently, these stockholders may be in a position to effectively control our affairs, including the election of all of our directors and the approval or prevention of certain corporate transactions which require majority stockholder approval.

CERTAIN ANTI-TAKEOVER PROVISIONS

     Our Restated Certificate of Incorporation and Restated By-laws and the Delaware General Corporation Law contain provisions that may have the effect of discouraging unsolicited takeover proposals for us that a stockholder might consider to be in that stockholder's best interest. These provisions, among other things:

     .    provide for a classified board of directors;
     .    restrict the ability of stockholders to take action by written consent;
     . authorize the board of directors to designate the terms of and issue new series of preferred stock;
     .    limit the personal liability of directors;
     . require us to indemnify directors and officers to the fullest extent permitted by applicable law; and
     . impose restrictions on business combinations with certain interested parties.

     In addition, certain provisions included in our revolving bank credit facility and outstanding senior subordinated indebtedness require us to prepay indebtedness outstanding thereunder upon the occurrence of certain specific change of control events.

YEAR 2000 RISKS

     Like most other companies, we strive to ensure that our information processes and systems are able to recognize and process date-sensitive information properly as the year 2000 approaches. Systems that do not properly recognize and process this information could generate erroneous data or even fail. We are conducting reviews of our key processes and systems and are undertaking to upgrade such processes and systems as needed to allow them to function properly. If these steps are not completed successfully in a timely manner, our operations and financial performance could be adversely affected through disruptions in operations. In addition, our operations and financial performance could also be adversely affected by the impact that the year 2000 issue may have on the companies with which we conduct business.


                                  THE COMPANY

     Vintage Petroleum, Inc. is an independent oil and gas company focused on the acquisition of producing oil and gas properties which contain the potential for increased value through exploitation and development. We, through our experienced management and engineering staff, have been successful in realizing such potential on prior acquisitions through workovers, recompletions, secondary recovery operations, operating cost reductions, and the drilling of development or infill wells. We believe that our primary strengths are our ability to add reserves at attractive prices through property acquisitions and subsequent exploitation, and our low cost operating structure. These strengths have allowed us to substantially increase reserves, production and cash flow during the last five years. During the last several years, exploration has become a larger focus for our future growth.

     Our principal office is located at 4200 One Williams Center, Tulsa, Oklahoma 74172, and our telephone number is (918) 592-0101. The words "Company," "we," "our," "ours," and "us" refer to Vintage Petroleum, Inc. and its consolidated subsidiaries and its proportionately consolidated general partner interests in various limited partnerships and joint ventures, unless the context otherwise requires.

                          FORWARD-LOOKING STATEMENTS

     This prospectus and the documents we incorporate by reference include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus, which address activities, events or developments which we expect or anticipate will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), wells to be drilled or reworked, oil and gas prices and demand, exploitation and exploration prospects, estimates of proved oil and gas reserves, reserve potential, development and infill drilling potential, drilling prospects, expansion and other development trends of the oil and gas industry, business strategy, production of oil and gas reserves, expansion and growth of our business and operations, and other such matters are forward-looking statements. The words "believes," "intends," "expects," "anticipates," "projects," "estimates," "predicts" and similar expressions are also intended to identify forward-looking statements. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties which could cause actual results to differ materially from our expectations, including the risk factors discussed in this prospectus and in the documents we incorporate by reference; general economic, market or business conditions; the business opportunities (or lack thereof) that may be presented to and pursued by us; changes in laws or regulations; and other factors, most of which are beyond our control. Consequently, all of the forward-looking statements made in this prospectus and in the documents we incorporate by reference are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.


                                USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of shares of common stock offered by this prospectus.


                              SELLING STOCKHOLDER

     The selling stockholder under this prospectus is Elf Aquitaine, a company organized under the laws of France. As of the date of this prospectus, the selling stockholder holds 1,325,000 presently outstanding shares of our common stock. Under certain circumstances, the selling stockholder may be entitled to receive additional shares of our common stock pursuant to the consideration guarantee agreement described below. If all the shares offered pursuant to this prospectus are sold, the selling stockholder will not beneficially own any shares of our common stock. Any or all of the shares offered hereby may be offered for sale by the selling stockholder from time to time. However, no assurance can be given that the selling stockholder will sell any or all of such shares of our common stock. The selling stockholder has sole voting and investment power with respect to such shares.

     On November 4, 1998, in connection with the acquisition of all of the outstanding shares of capital stock of Elf Hydrocarbures Equateur, S.A. from the selling stockholder by one of our wholly-owned subsidiaries, we issued to the selling stockholder such 1,325,000 shares of common stock. In connection with this acquisition, we and the selling stockholder entered into a registration rights agreement, pursuant to which we agreed to prepare and file a registration statement with the SEC covering the resale of such 1,325,000 shares, to use our reasonable best efforts to cause such registration statement to become effective, and to generally keep such registration statement continuously effective for a period of two years from November 4, 1998, or, if earlier, until all of the shares are sold in accordance with such registration statement. If immediately following the initial two year effectiveness period the selling stockholder is not able to sell any remaining shares in the open market in the United States without limitation as to volume or manner of sale and without being required to file any forms or reports with the SEC under the Securities Act of 1933, we will use our reasonable best efforts to keep the registration statement continuously effective for an additional six months. Under certain circumstances, in connection with a transfer of such shares, the selling stockholder may assign its rights under the registration rights agreement to sell such shares hereunder.

     In addition, the registration rights agreement provides that if we propose to register any of our equity securities under the Securities Act of 1933 for sale for our own account in an underwritten offering pursuant to a form which may be utilized for the registration of common stock held by the selling stockholder, the selling stockholder has the right to request us to include in such offering the common stock held by the selling stockholder. Under certain circumstances, we have the right to exclude the common stock held by the selling stockholder from such offering.

     This prospectus constitutes a part of the registration statement filed by us in accordance with the registration rights agreement.

     We also entered into a consideration guarantee agreement with the selling stockholder, which, among other things, obligates us, at our option, to either issue additional shares of our common stock to the selling stockholder or deliver cash to the selling stockholder, if on November 4, 2000, the average price of our common stock for the 60 trading days preceding that date is less than $20 per share. This obligation is subject to limitations. If we issue additional shares to the selling stockholder under that agreement, we will be obligated to register such shares for resale by the selling stockholder pursuant to a separate registration rights agreement that we entered into with the selling stockholder. This second registration rights agreement is similar to the one described above in most respects, except that it would require us to maintain the continuous effectiveness of the registration statement for six months after its effectiveness.


                         DESCRIPTION OF CAPITAL STOCK

     We have 85,000,000 authorized shares of stock, consisting of (a) 80,000,000 shares of common stock, having a par value of $.005 per share, and (b) 5,000,000 shares of preferred stock, having a par value of $.01 per share.

COMMON STOCK

     As of the date of this prospectus, there were 53,103,066 shares of common stock outstanding. All of such outstanding shares of common stock are fully paid and nonassessable. Each share of common stock has an equal and ratable right to receive dividends when, as and if declared by our Board of Directors out of assets legally available therefor and subject to our dividend obligations to the holders of any preferred stock then outstanding. We are subject to certain restrictions on the payment of dividends under the provisions of our credit arrangements.

     If we liquidate, dissolve or wind up our business, the holders of common stock will share equally and ratably in the assets available for distribution after payment of all liabilities, and subject to any prior rights of any holders of preferred stock that at the time may be outstanding.

     The holders of common stock have no preemptive, subscription, conversion or redemption rights, and are not subject to further calls or assessments by us. There are no sinking fund provisions applicable to the common stock. Each share of common stock is entitled to one vote in the election of directors and on all other matters submitted to a vote of stockholders. Holders of common stock have no right to cumulate their votes in the election of directors.

PREFERRED STOCK

     As of the date of this prospectus, there were no shares of preferred stock outstanding. Preferred stock may be issued from time to time in one or more series, and our Board of Directors, without further approval of the stockholders, is authorized to fix the dividend rates and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The purpose of authorizing the Board of Directors to determine such rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of us.

POSSIBLE ANTI-TAKEOVER PROVISIONS

     Our Restated Certificate of Incorporation ("Charter") contains certain provisions that might be characterized as anti-takeover provisions. Such provisions may render more difficult certain possible takeover proposals to acquire control of us and make removal of our management more difficult.

     Classified Board of Directors; Removal of Directors by Stockholders; Advance Notice Provisions for Stockholder Nominations. Our Charter provides for the Board of Directors to be divided into three classes of directors serving staggered three-year terms, with the number of directors in each class to be as nearly equal as possible. Any of our directors may be removed from office, but only for cause and only by the affirmative vote of a majority of the then outstanding shares of stock entitled to vote on the matter. Any stockholder wishing to submit a nomination to the Board of Directors must follow certain procedures outlined in our Charter.

     No Stockholder Action by Written Consent. Our Charter also provides that stockholder action may be taken only at an annual or special meeting of stockholders, and may not be taken by written consent of the stockholders.

     Preferred Stock. As described above, our Charter authorizes a class of undesignated preferred stock consisting of 5,000,000 shares. Preferred stock may be issued from time to time in one or more series, and our Board of Directors, without further approval of the stockholders, is authorized to fix the rights, preferences, privileges and restrictions applicable to each series of preferred stock. The purpose of authorizing the Board of Directors to determine such rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of us.

     "Fair Price Provisions." Our Charter also contains certain "fair price provisions" designed to provide safeguards for stockholders when an "interested stockholder" (defined as a stockholder owning 10% or more of our voting stock) attempts to effect a "business combination" with us. The term "business combination" includes:

     .    any merger or consolidation of us involving the interested stockholder,
     .    certain dispositions of our assets,
     . any issuance of our securities meeting certain threshold amounts, to the interested stockholder,
     . adoption of any plan of liquidation or dissolution of us proposed by the interested stockholder, and
     . any reclassification of our securities having the effect of increasing the proportionate share of ownership of the interested stockholder.

In general, a business combination between us and the interested stockholder must be approved by the affirmative vote of two-thirds of the outstanding voting stock, excluding voting stock owned by such interested stockholder, unless the transaction is approved by a majority of the members of the Board of Directors who are not affiliated with the interested stockholder or certain minimum price and form of consideration requirements are satisfied.

     Delaware Business Combination Statute. We are incorporated under the laws of the State of Delaware. Section 203 of the Delaware General Corporation Law prevents an "interested stockholder" (defined as a stockholder owning 15% or more of a corporation's voting stock) from engaging in a business combination with such corporation for a period of three years from the date such stockholder became an interested stockholder unless

     . the corporation's board of directors had earlier approved either the business combination or the transaction by which the stockholder became an interested stockholder,
     . upon attaining that status, the interested stockholder had acquired at least 85% of the corporation's voting stock (not counting shares owned by persons who are directors and also officers), or
     . the business combination is later approved by the board of directors and authorized by a vote of two-thirds of the stockholders (not including the shares held by the interested stockholder).

Since we have not amended our Charter or Restated By-laws to exclude the application of Section 203, such section applies to us. Thus, such section may inhibit an interested stockholder's ability to acquire additional shares of common stock or otherwise engage in a business combination with us.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the common stock is ChaseMellon Shareholder Services, L.L.C.


                             PLAN OF DISTRIBUTION

     We are registering the shares offered under this prospectus on behalf of the selling stockholder. As used herein, "selling stockholder" includes donees and pledgees selling shares received from the named selling stockholder after the date of this prospectus. All costs, expenses and fees in connection with the registration of the shares offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. Sales of shares may be effected by the selling stockholder from time to time in one or more types of transactions (which may include block transactions) on the New York Stock Exchange, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholder.

     The selling stockholder may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling stockholder and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act of 1933. We have agreed to indemnify the selling stockholder against certain liabilities, including liabilities arising under the Securities Act of 1933. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

     Because the selling stockholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act of 1933, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act of 1933. We have informed the selling stockholder that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to its sales in the market.

     The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided it meets the criteria and conforms to the requirements of such Rule.

     Upon notification to us by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing

     . the name of each such selling stockholder and of the participating broker-dealer(s),
     .    the number of shares involved,
     .    the price at which such shares were sold,
     . the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,
     . that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and
     .    other facts material to the transaction.

In addition, upon notification to us by the selling stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.


                                 LEGAL OPINION

     Conner & Winters, A Professional Corporation, Tulsa, Oklahoma, as our counsel, will issue an opinion for us regarding the validity of the shares of common stock offered by this prospectus.


                                    EXPERTS

     Our audited financial statements incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.

     The estimated reserve evaluations and related calculations of Netherland, Sewell & Associates, Inc. incorporated by reference in this prospectus have been incorporated by reference herein in reliance upon the authority of said firm as experts in petroleum engineering.

     Any future audited financial statements and the reports thereon of our independent public accountants also will be incorporated by reference in this prospectus in reliance upon the authority of that firm as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     All amounts, which are payable by the Registrant, except the SEC registration fee, are estimates.

          SEC registration fee                    $ 3,500
          Printing and copying expenses               500
          Legal fees and expenses                  10,000
          Accounting fees and expenses              1,500
          Miscellaneous                             1,000
                                                  -------
                  Total                           $16,500
                                                  =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature, by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation may not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper. The Restated By-laws of the Registrant provide that the Registrant shall indemnify an officer or director against liability incurred by such person as authorized under the General Corporation Law of the State of Delaware. In addition, the Registrant has entered into specific agreements with the directors and officers of the Registrant providing for indemnification of such persons under certain circumstances. The Registrant's Restated Certificate of Incorporation also eliminates the liability of the Registrant's directors for monetary damages for breach of their fiduciary duty as directors. This provision, however, does not eliminate a director's liability (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (d) for any transaction from which a director derived an improper personal benefit.

ITEM 16.  EXHIBITS.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated by reference herein.

       4.1** Restated Certificate of Incorporation, as amended, of the Registrant.

       4.2***  Restated By-laws of the Registrant.

       4.3*** Form of stock certificate for Common Stock, par value $.005 per share.

       5.*     Opinion of Conner & Winters, A Professional Corporation.

       23.1*   Consent of Arthur Andersen LLP.

       23.2* Consent of Conner & Winters, A Professional Corporation (included in Exhibit 5).

       23.3*   Consent of Netherland, Sewell & Associates, Inc.

       24.* Power of Attorney (included on the signature page to this Registration Statement).

--------------------

     *    Filed herewith.
    ** Previously filed as an exhibit to the Registrant's Form 10-Q for the quarter ended June 30, 1997, and incorporated by reference herein.
   *** Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 33-35289) and incorporated by reference herein.

ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (i)  The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   *   *   *

                                  SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 4th day of December, 1998.

                                    VINTAGE PETROLEUM, INC.


                                    By:  /s/ C. C. Stephenson, Jr.
                                       ---------------------------
                                         C. C. Stephenson, Jr.
                                         Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints C. C. Stephenson, Jr., S. Craig George and William C. Barnes, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

NAME                                TITLE                                            DATE
----                                -----                                            ----

/s/ C. C. Stephenson, Jr.           Director and Chairman of the Board               December 4, 1998
----------------------------
C. C. Stephenson, Jr.


/s/ Jo Bob Hille                    Director and Vice Chairman of the                December 4, 1998
----------------------------        Board
Jo Bob Hille


/s/ S. Craig George                 Director, President and Chief                    December 4, 1998
----------------------------        Executive Officer (Principal Executive
S. Craig George                     Officer)


/s/ William C. Barnes               Director, Executive Vice President,              December 4, 1998
----------------------------        Chief Financial Officer and Treasurer
William C. Barnes                   (Principal Financial Officer)


/s/ Bryan H. Lawrence               Director                                         December 4, 1998
----------------------------
Bryan H. Lawrence


/s/ John T. McNabb, II              Director                                         December 4, 1998
----------------------------
John T. McNabb, II


/s/ Michael F. Meimerstorf          Vice President and Controller                    December 4, 1998
----------------------------        (Principal Accounting Officer)
Michael F. Meimerstorf


                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
-------       ----------------------------------------------------------------
 4.1**        Restated Certificate of Incorporation, as amended, of the
              Registrant.
 4.2***       Restated By-laws of the Registrant.
 4.3***       Form of stock certificate for Common Stock, par value $.005 per share.
 5.*          Opinion of Conner & Winters, A Professional Corporation.
23.1*         Consent of Arthur Andersen LLP.
23.2*         Consent of Conner & Winters, A Professional Corporation
              (included in Exhibit 5).
23.3*         Consent of Netherland, Sewell & Associates, Inc.
24.*          Power of Attorney (included on the signature page to this
              Registration Statement).
--------------------

     *    Filed herewith.

    ** Previously filed as an exhibit to the Registrant's Form 10-Q for the quarter ended June 30, 1997, and incorporated by reference herein.

   *** Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 33-35289) and incorporated by reference herein.